Exhibit 4.1(iii)

SHARING AGREEMENT

THIS SHARING AGREEMENT, dated as of January 11, 2006, is among (i) Bank of America, N.A., as agent for the Lenders (as defined below) under the Credit Agreement referred to below, (ii) the holders of the 1999 Notes issued pursuant to the 1999 Note Agreement (as defined below) listed on the signature pages hereof (together with their respective successors and assigns, the “1999 Noteholders”), (iii) the holders of the 2000 Notes issued pursuant to the 2000 Note Agreement (as defined below) listed on the signature pages hereof (together with their respective successors and assigns, the “2000 Noteholders”) and (iv) the holders from time to time (together with their respective successors and assigns, the “Parity Debtholders”) of an Additional Obligor’s (as defined below) indebtedness under one or more credit, loan or note agreements, indentures or other financing instruments with an Additional Obligor and such Parity Debtholders (or a trustee or agent or similar Person acting for such Parity Debtholders) (as such agreements, indentures or instruments shall from time to time be amended and in effect being herein called the “Parity Debt Agreements”), which Parity Debtholders shall have become parties hereto in the manner provided in Section 5.4 hereof. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 2.1 hereof.

1.	PRELIMINARY STATEMENT

1.1. The 1999 Noteholders have each entered into a Note Agreement, dated as of November 12, 1999, with 3031786 Nova Scotia Company (“3031786”) as amended by (i) that certain Amendment No. 1 dated as of February 5, 2003 pursuant to which the 1999 Noteholders purchased from 3031786 7.66% Senior Notes due November 12, 2007, in the aggregate principal amount of its U.S.$24,500,000 (the “7.66% Notes”) and its 7.80% Senior Notes due November 12, 2010, in the aggregate principal amount of U.S.$45,500,000 (the “7.80% Notes” and together with the 7.66% Notes, collectively, the “1999 Notes”), (ii) that certain Assumption and Amendment Agreement, dated as of August 26, 2005, whereby Barnes Group Inc. (the “Company”) assumed the obligations of 30301786 under said Note Agreement and the 1999 Notes, and (iii) that certain Amendment No. 3 dated as of the date hereof among the 1999 Noteholders and the Company (said Note Agreement, as so amended, and as it may hereafter be amended, modified, supplemented or restated from time to time, the “1999 Note Agreement”);

1.2. The Lenders and the Agent have entered into the Second Amended and Restated Revolving Credit Agreement, dated as of January 11, 2006 (and as it may hereafter be amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), with the Company and Barnes Group Switzerland GmbH (“Barnes Switzerland”, together with the Company and each Additional Obligor, collectively, the “Obligors”), and other parties thereto pursuant to which the Lenders are making and providing, and may continue to make and provide, revolving loans and other financial accommodations to the Obligors;

1.3. The 2000 Noteholders have each entered into a Note Agreement, dated as of November 21, 2000 (as amended by Amendment No. 1 dated February 21, 2002, Amendment No. 2 dated as of February 5, 2003 and Amendment No. 3 dated the date hereof, and as it may be amended, modified, supplemented or restated from time to time, the “2000 Note Agreement”), with the Company pursuant to which the 2000 Noteholders have purchased from the Company its 8.59% Senior Notes due November 21, 2008, in the aggregate principal amount of $60,000,000 (the “2000 Notes”);

1.4. The parties hereto wish to define their rights and obligations with respect to each other such that, after a Notice of Election to Share has been sent and so long as such notice remains in effect, any payments by a Obligor of the Company received by any Creditor on account of the Noteholder Obligations, the Loan Obligations or any Parity Debt Agreement Obligations shall be shared among all Creditors equally and ratably in accordance with their respective Sharing Percentages, all as set forth in this Agreement.

2.	INTERPRETATION OF THIS AGREEMENT

2.1.	Defined Terms.

As used in this Agreement, capitalized terms have the respective meanings specified below or set forth in the section of this Agreement referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):

Additional Obligor – means a Foreign Subsidiary of the Company (i) designated by the Company as an “Additional Obligor”, (ii) all of whose lenders have become a party to this Agreement in accordance with Section 5.4 of this Agreement and (iii) the Company has entered into a guaranty of such Foreign Subsidiary’s debt owing to such lenders.

Agent – has the meaning given to “Administrative Agent” as set forth in the Credit Agreement.

Agreement, this – means this Sharing Agreement, as it may be amended, modified, supplemented or restated from time to time.

Barnes Switzerland – has the meaning set forth in Section 1.2 of this Agreement.

Commitment – has the meaning set forth in the Credit Agreement.

Company – has the meaning set forth in Section 1.1 of this Agreement.

Company Loan Documents – means, as applicable, the 1999 Note Agreement, the 2000 Note Agreement, the Loan Documents and any Parity Debt Agreements.

Credit Agreement – has the meaning set forth in Section 1.2 of this Agreement.

Creditor Joinder Agreement – has the meaning set forth in Section 5.4(a) of this Agreement.

Creditors – means, collectively, the Lenders, the Noteholders and the Parity Debtholders.

Distribution Agent – has the meaning set forth in Section 3.3(a) of this Agreement.

Event of Default – means an “Event of Default,” as defined in any of the 1999 Note Agreement, the Credit Agreement, the 2000 Note Agreement or any Parity Debt Agreement, as the case may be.

Foreign Subsidiaries – means any Subsidiary organized under the laws of a jurisdiction other than the United States of America or one its states or the District of Columbia.

Issuing Bank – has the meaning set forth in the Credit Agreement.

Lenders – has the meaning set forth in the Credit Agreement.

Letter of Credit – has the meaning set forth in the Credit Agreement.

Letter of Credit Obligations – has the meaning set forth in the Credit Agreement.

Loan Documents – means the “Loan Documents”, as defined in the Credit Agreement.

Loan Obligations – means, collectively, without duplication (a) all amounts owing by the Company and its Subsidiaries to the Lenders (including the Issuing Bank) and the Agent, pursuant to the terms of the Credit Agreement and the other Loan Documents in respect of principal, interest, reimbursement obligations, fees (including facility and agent fees) and expenses (including breakage costs) plus (b) the aggregate undrawn amount of all unexpired Letters of Credit.

Net Lender Exposure – means in connection with any Sharing Payment by the Lenders with respect to the Clawback Period, the difference, if any, of (i) the outstanding Loan Obligations on the first day of the Clawback Period and (ii) the outstanding Loan Obligations on the date the Notice of Election to Share is received by the Creditors.

1999 Noteholders – has the meaning set forth in the first paragraph of this Agreement.

1999 Note Agreement – has the meaning set forth in Section 1.1 of this Agreement.

1999 Notes – has the meaning set forth in Section 1.1 of this Agreement.

Noteholder Obligations – means, collectively, without duplication, all amounts owing by the Company and its Subsidiaries to (a) the 1999 Noteholders, pursuant to the terms of the 1999 Note Agreement and the other documents, agreements and instruments executed in connection therewith (including any related notes), in respect of principal, interest, Make-Whole Price (as such term is defined in the 1999 Note Agreement), fees and expenses and (b) the 2000 Noteholders, pursuant to the terms of the 2000 Note

Agreement and the other documents, agreements and instruments executed in connection therewith (including any related notes), in respect of principal, interest, Make-Whole Price (as each such term is defined in the 2000 Note Agreement), fees and expenses.

Noteholders – means, collectively, the 1999 Noteholders and the 2000 Noteholders.

Notice of Election to Share – a Notice in substantially the form of Exhibit A attached hereto, executed and delivered by the Requisite 1999 Noteholders, the Requisite 2000 Noteholders, the Agent (on behalf of the Requisite Lenders) or the Requisite Parity Debtholders, as the case may be, pursuant to Section 3.1 hereof, which Notice shall invoke the sharing provisions provided for herein.

Notice of Shared Payment – means a written notification given by or on behalf of any Creditor stating that such Creditor has received a Shared Payment.

Obligations – means, collectively, the Loan Obligations, the Noteholder Obligations and the Parity Debt Agreement Obligations.

Obligors – has the meaning set forth in Section 1.2 of this Agreement.

Original Lenders – has the meaning set forth in the first paragraph of this Agreement.

Parity Debt Agreements – has the meaning set forth in the first paragraph of this Agreement.

Parity Debtholders – has the meaning set forth in the first paragraph of this Agreement.

Parity Debt Agreement Obligations – means as to any particular Parity Debt Agreement, all payment obligations of the Company and all its Subsidiaries to the Parity Debtholders under such Parity Debt Agreement and the documents, agreements and/or instruments executed in connection therewith in respect of principal, interest, reimbursement obligations, premiums, breakage, make-whole payments, fees and expenses with respect to such Parity Debt Agreement Obligations.

Person – means an individual, partnership, corporation (including a business trust), limited liability company or partnership, joint stock company, trust, unincorporated association, joint venture, governmental agency or other authority.

Receiving Creditor – has the meaning set forth in Section 3.2 of this Agreement.

Requisite Creditors – means the Requisite 1999 Noteholders, the Requisite Lenders, the Requisite 2000 Noteholders and, so long as Parity Debtholders hold Obligations aggregating at least 33-1/3% of all Obligations outstanding at such time, the Requisite Parity Debtholders under each Parity Debt Agreement.

Requisite Lenders – means, at any time, those Lenders which are then in compliance with their obligations under the Credit Agreement holding (a) 51% of the Commitments of such Lenders or (b) in the event the Commitments shall have expired or been terminated, 51% of the then outstanding Loan Obligations of such Lenders.

Requisite 1999 Noteholders – means the holder or holders of at least 51% of the aggregate principal amount of the Noteholder Obligations owing to the 1999 Noteholders from time to time outstanding, exclusive of Noteholder Obligations owing to the 1999 Noteholders then owned by any one or more of the Obligors, any Subsidiary of any Obligor or any affiliate of any Obligor (including, without limitation, all Subsidiaries that are not Obligors).

Requisite Parity Debtholders – means the holder or holders of at least the minimum percentage of the aggregate principal amount of the Parity Debt Agreement Obligations outstanding under any Parity Debt Agreement necessary to permit such holders to cause such principal to become due and payable prior to its scheduled maturity date, exclusive of any such Parity Debtholder Agreement Obligations then owned by any one or more of the Obligors, any Subsidiary of any Obligor or any affiliate of any Obligor.

Requisite 2000 Noteholders – means the holder or holders of at least 51% of the aggregate principal amount of the Noteholder Obligations owing to the 2000 Noteholders from time to time outstanding, exclusive of Noteholder Obligations owing to the 2000 Noteholders then owned by any one or more of the Obligors, any Subsidiary of any Obligor or any affiliate of any Obligor (including, without limitation, all Subsidiaries that are not Obligors).

Reserve Account – has the meaning set forth in Section 3.2(a) of this Agreement.

Shared Payment – has the meaning set forth in Section 3.2(a) of this Agreement.

Sharing Percentage – means, with respect to any Creditor, the percentage equal to (a) the sum of (i) the amount of the then outstanding Obligations owed to such Creditor plus (ii) with respect to any Lender, its pro rata share of the Letter of Credit Obligations determined in accordance with the Credit Agreement divided by (b) the sum of (i) the amount of the then outstanding Obligations owed to all Creditors plus (ii) the aggregate amount of the Letter of Credit Obligations. In determination of the Sharing Percentage any amounts not denominated in US Dollars will be converted to the US Dollar Equivalent thereof. With respect to any Shared Payment received during the Clawback Period each Creditor’s Sharing Percentage shall be determined as of the first day of the Clawback Period without giving effect to any payments received during such Clawback Period. With respect to any Shared Payment received after the Clawback Period, each Creditor’s Sharing Percentage shall be determined as of the first day of the Event of Default after giving effect to any Shared Payments received during the Clawback Period.

Subsidiary – means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

Total Commitment – has the meaning set forth in the Credit Agreement.

2000 Noteholders – has the meaning set forth in the first paragraph of this Agreement.

2000 Note Agreement – has the meaning set forth in Section 1.3 of this Agreement.

2000 Notes – has the meaning set forth in Section 1.3 of this Agreement.

U.S. Dollar Equivalent – means, at any time of determination, with regard to any amount designated in a currency other than U.S Dollars, the equivalent amount in U.S. Dollars determined using the Specified Exchange Rate as of the business day immediately prior to such date of determination. For purposes hereof, “Specified Exchange Rate” means the rate at which such other currency may be exchanged into U.S. Dollars as set forth at 10:00 a.m., New York City time on the applicable date (for spot delivery) on the applicable Bloomberg Key Cross Currency Rates Page FXC (or any successor thereto); in the event that such rate does not appear on such page, the Specified Exchange Rate shall be determined by reference to such other nationally recognized, publicly available service for displaying exchange rates selected by the Requisite 1999 Holders, the Requisite 2000 Holders and the Agent for such purposes.

2.2.	Certain Other Terms.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

3.	PAYMENTS, ETC.; CONSENTS AND JOINDERS

3.1.	Notice of Election to Share; Receipt of Shared Payment.

(a) Upon and during the continuance of an Event of Default,

(i) the Requisite 1999 Noteholders may invoke the sharing provisions hereof by sending to the Agent and the other Creditors (other than the Lenders) a Notice of Election to Share signed by the Requisite 1999 Noteholders;

(ii) the Requisite Lenders may invoke the sharing provisions hereof by having the Agent send to the Creditors (other than the Lenders) a Notice of Election to Share signed by the Agent on behalf of the Requisite Lenders;

(iii) the Requisite 2000 Noteholders may invoke the sharing provisions hereof by sending to the Agent and the other Creditors (other than the Lenders) a Notice of Election to Share signed by the Requisite 2000 Noteholders; or

(iv) the Requisite Parity Debtholders, so long as such Parity Debtholders hold at least 33 1/3% of the then outstanding Obligations, may invoke the sharing provisions hereof by sending to the Agent and the other Creditors (other than the Lenders) a Notice of Election to Share signed by the Requisite Parity Debtholders.

(b) A Notice of Election to Share shall be sent by a Creditor or the Agent, as the case may be, by overnight courier for receipt the next business day.

(c) Once a Notice of Election to Share has been sent pursuant to paragraph (a) above, as the case may be, such Notice shall remain in effect until the Requisite Creditors shall agree otherwise in writing, notwithstanding that the Event of Default triggering the sending of such Notice may be waived; provided that the Person(s) sending such Notice may revoke such Notice by giving written notice to each other Creditor (other than a Lender) and the Agent so long as no obligation pursuant to Section 3.2 on the part of any Creditor has arisen prior to such revocation.

(d) On and after the date that a Creditor (other than a Lender) shall send or receive a Notice of Election to Share in accordance with the provisions hereof, such Creditor shall give a Notice of Shared Payment to each other Creditor (other than a Lender) and the Agent promptly upon obtaining actual knowledge of the receipt by such Creditor of a Shared Payment. The Agent shall promptly send any such notice to the Lenders. On and after the date that the Agent shall receive or send a Notice of Election to Share in accordance with the provisions hereof, the Agent shall give a Notice of Shared Payment to each Creditor promptly upon obtaining actual knowledge of the receipt by the Agent or any Lender of a Shared Payment.

3.2.	Sharing of Payments.

(a) Each Creditor (a “Receiving Creditor”) agrees that on and after the delivery by such Creditor (or in the case of the Lenders, by the Agent) of a Notice of Election to Share or its (or, in the case of the Lenders, the Agent’s) receipt of a Notice of Election to Share, in each case in accordance with the provisions hereof, and so long as such Notice has not been terminated pursuant to Section 3.1(c) hereof, any payment of any kind (including, without limitation, any payment resulting from a set-off of a deposit account, any offset or any payment or distribution made in the context of any insolvency or reorganization proceeding) received by it within 90 days prior to the applicable Event of Default (the “Clawback Period”) and at any time thereafter on account of the Obligations (such payment, a “Shared Payment”), directly or indirectly, from or on behalf of any Obligor is to be distributed to each Creditor equally and ratably in accordance with the respective Sharing Percentage of each Creditor without discrimination or preference; provided that Shared Payments received by the Lenders during the Clawback Period shall be equal to the Net Lender Exposure. Notwithstanding the foregoing, to the extent that any amounts available for distribution pursuant to this Section 3.2 are attributable to the Loan Obligations that relate to undrawn amounts under Letters of Credit, such amounts shall be held in a reserve or other account unavailable to the Company or any Subsidiary thereof (the “Reserve Account”) to be established by the Agent. Amounts in the Reserve Account shall be used from time to time to pay the applicable Loan Obligations in respect of the Letters of Credit as they become due. Any amounts remaining in the Reserve Account following the expiration or satisfaction in full of the Loan Obligations in respect of the Letters of Credit for which such sums were held in reserve shall be applied against any Obligations remaining unpaid in accordance with this Section 3.2. Prior to the appointment of the Distribution Agent, as set forth in Section 3.3(a) hereof, each Receiving Creditor shall hold all Shared Payments received by it in trust for the benefit of all Creditors.

(b) Each Obligor hereby grants to the Agent a lien on and security interest in the Reserve Account and all funds or other assets contained therein or credited thereto to secure first, the Letter of Credit Obligations and then all other Obligations.

3.3.	Distribution Agent.

(a) Appointment. Each Creditor agrees that upon the sending of a Notice of Election to Share in accordance with and pursuant to Section 3.1 hereof, the Requisite Creditors shall in good faith promptly seek to appoint an agent (the “Distribution Agent”) to distribute Shared Payments to the Creditors. If no Distribution Agent shall have been appointed by the Requisite Creditors and accepted appointment in the manner hereinafter provided within 30 days after the sending of such Notice of Election to Share, any Creditor may petition any court of competent jurisdiction in New York City for the appointment of the Distribution Agent.

(b) Acceptance of Appointment. The Distribution Agent appointed hereunder shall execute, acknowledge and deliver to each Creditor an instrument accepting such appointment and agreeing to be bound by the terms of this Agreement.

(c) Remittance and Distribution. Upon the appointment of the Distribution Agent, each Receiving Creditor shall remit any Shared Payment received by it to the Distribution Agent for distribution in accordance with Section 3.2 hereof. Upon receipt of any Shared Payment, the Distribution Agent shall calculate the amount of such Shared Payment distributable to each Creditor pursuant to Section 3.2 hereof as of the date the Receiving Creditor received such Shared Payment and remit such amount to each Creditor, accompanied by computations in reasonable detail showing the manner of calculation of the amounts distributable to each Creditor pursuant to Section 3.2 hereof.

3.4.	Invalidated Payments.

If any amount distributed by the Distribution Agent to the Creditors in accordance with the provisions of this Agreement is subsequently required to be returned or repaid to any Obligor or their representatives or successors in interest, whether by court order, settlement or otherwise, each Creditor shall, promptly upon its receipt of notice thereof (together with information explaining why such amount is required to be returned or repaid) from the Distribution Agent, pay to the Distribution Agent the pro rata portion received by it of such amount (without interest) for payment to the appropriate Creditor or Obligor or its representatives or successors in interest, as the case may be. If any such amounts are subsequently recovered by any Creditor from any Obligor or its representatives or successors in interest, such Creditor shall remit such amounts to the Distribution Agent and the Distribution Agent shall redistribute such amounts to the Creditors on the same basis as such amounts were originally distributed. The obligations of the Creditors and the Distribution Agent under this Section 3.4 shall survive the repayment of the Obligations and termination of the Loan Documents, the 1999 Note Agreement, the 2000 Note Agreement and any Parity Debt Agreement and related documents.

3.5.	Application of Shared Payments.

Each Obligor and each Creditor agrees that, to the extent a Receiving Creditor does not retain all or any portion of a Shared Payment, such Receiving Creditor shall be deemed to have only applied the amount retained by such Receiving Creditor in payment of the Obligations owing to such Receiving Creditor. Each other Creditor which is allocated a portion of a Shared Payment in accordance with Section 3.2 shall be deemed to have received such allocated portion as a direct payment of such other Creditor’s Obligations. The Creditors and the Obligors agree that no Creditors Company Loan Documents shall be satisfied until such time such Creditor has received and retained (after giving effect to all Sharing Payments) payment in full in cash of its Obligations.

3.6.	Additional Obligor

A Subsidiary of the Company shall execute and deliver to the Agent and the Creditors an Additional Obligor Joinder Agreement in the form attached hereto as Exhibit B (as amended, supplemented, restated or otherwise modified, an “Additional Obligor Joinder Agreement”) upon being designated an “Additional Obligor” by the Company.

4.	DISTRIBUTION AGENT

4.1.	Distributions and Consents.

In making the distributions to the Creditors provided for in Section 3 hereof, the Distribution Agent may rely upon information available to it or supplied by each Creditor to it with respect to the amount and composition (i.e., as to principal and other amounts) of the Obligations owing to each Creditor, and the Distribution Agent shall have no liability to any Creditor for actions taken in reliance on such information in the absence of its gross negligence or willful misconduct. Each of the Creditors hereby agrees, on two business days’ telephonic, telegraphic, telexed, overnight courier or similar notice from the Distribution Agent, to confirm to the Distribution Agent in writing, including by telecopy of a signed confirmation or by telex, the outstanding balance of the Obligations, if any (and, if requested by the Distribution Agent, itemized as to principal, reimbursement obligations, interest, fees, premiums and other amounts, if any), owing to such Creditor as of the date or dates specified in such notice. In the event of any distribution to any Creditor in lawful currency of any other jurisdiction (the “Other

Currency”) than the currency of the jurisdiction in which such Obligations are payable (the “Contractual Currency”) shall constitute a discharge of such Creditor’s Obligations only to the extent of the amount of the Contractual Currency which such Creditor could purchase in the London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday) on which banks in London are generally open for business following receipt of the payment first referred to above.

4.2.	Appointment, Powers of Distribution Agent.

Each of the Creditors, by its entering into this Agreement, hereby appoints and authorizes the Distribution Agent to act as its agent hereunder with such powers as are specifically delegated to the Distribution Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Distribution Agent shall not have a fiduciary relationship in respect of any Creditor by reason of this Agreement.

4.3.	Liability.

The Distribution Agent shall have no duties to the Creditors under this Agreement except those expressly set forth herein. Neither the Distribution Agent nor any of its officers, directors, employees or agents shall be liable to any Creditor for any action taken or omitted by it or them hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.

4.4.	Resignation or Removal of Distribution Agent.

The Distribution Agent may resign and be discharged of its duties hereunder by giving written notice thereof to all holders of the Obligations then outstanding. Such resignation shall take effect at such time as a successor distribution agent shall have been appointed or, if no successor is appointed before then, upon ninety (90) days prior written notice to each Creditor. The Distribution Agent may be removed at any time with or without cause by the Requisite Creditors. Upon any such resignation or removal, the Requisite Creditors shall have the right to appoint a successor distribution agent. Upon the acceptance of any appointment as distribution agent hereunder by a successor distribution agent, such successor distribution agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Distribution Agent. After any retiring Distribution Agent’s resignation or removal hereunder as Distribution Agent, the provisions of this Section 4 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Distribution Agent.

4.5.	Employment of Agents and Counsel.

The Distribution Agent may execute any of its duties as Distribution Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Creditors, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Distribution Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

4.6.	Reliance on Documents; Counsel.

The Distribution Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, with respect to legal matters, upon the opinion or advice of counsel selected by the Distribution Agent, which counsel may be employees of the Distribution Agent.

4.7.	Distribution Agent’s Reimbursement and Indemnification.

(a) The Obligors, jointly and severally, shall reimburse and indemnify the Distribution Agent for expenses incurred by the Distribution Agent on behalf of the Creditors, in connection with the execution, delivery, administration and enforcement of this Agreement and for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Distribution Agent in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, provided that the Obligors shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Distribution Agent. The obligations of the Obligors under this Section 4.7 shall survive payment of the Obligations and termination of this Agreement.

(b) Without limiting the obligations of the Obligors, the Creditors severally agree to, in accordance with their respective Sharing Percentages (determined as of the date of delivery of the relevant request for reimbursement or indemnification), reimburse and indemnify the Distribution Agent for expenses incurred by the Distribution Agent on behalf of the Creditors, in connection with the execution, delivery, administration and enforcement of this Agreement and for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Distribution Agent in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, provided that the Creditors shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Distribution Agent. The obligations of the Creditors under this Section 4.7 shall survive payment of the Obligations and termination of this Agreement.

4.8.	Rights as Creditor.

In the event the Distribution Agent, in its individual capacity, is a Creditor, the Distribution Agent shall have the same rights and powers hereunder in such capacity as any Creditor and may exercise the same as though it were not the Distribution Agent, and the term “Creditor” or “Creditors” shall, at any time when the Distribution Agent is a Creditor, unless the context otherwise indicates, include the Distribution Agent in its individual capacity. The Distribution Agent in its individual capacity may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement, with the Company and its Subsidiaries. The Distribution Agent, in its individual capacity, is not obligated to be a Creditor.

5.	MISCELLANEOUS

5.1.	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

5.2.	Creditor Credit Decision.

Each Creditor acknowledges that it has, independently and without reliance upon any other Creditor and based on the financial statements prepared by the Company and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Creditor also acknowledges that it will, independently and without reliance upon any other Creditor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

5.3.	Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. A facsimile or electronic copy of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of effectiveness of this Agreement.

5.4.	Successors and Assigns; Additional Creditors.

(a) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto including any assignees of the Obligations. Each Creditor agrees that it will not assign any of the Obligations unless the assignee agrees to become a party to and be bound by this Sharing Agreement by executing a Creditor Joinder Agreement in the form attached hereto as Exhibit C (the “Creditor Joinder Agreement”), provided that the failure of any Creditor to obtain such acknowledgment shall not affect the effectiveness of the immediately preceding sentence.

(b) Any Parity Debtholder may, with the prior written consent of the Agent, the Requisite 1999 Noteholders and the Requisite 2000 Noteholders (such consent not to be unreasonably withheld and shall be deemed to have been given unless the Agent, the Requisite 1999 Noteholders or the Requisite 2000 Noteholders, shall have notified the Creditors to the contrary within ten (10) business days of receipt of the request for such consent), become a party hereto and be subject to all the provisions hereof and entitled to the benefits hereof if such Parity Debtholder shall execute and deliver to each other Creditor a Creditor Joinder Agreement.

5.5.	Amendments.

This Agreement may be amended only in writing executed by the Requisite Creditors.

5.6.	Termination.

This Agreement (except for Section 3.4 and Section 4.7) shall terminate upon the payment in full of all Obligations.

5.7.	Cooperation.

Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and the intent of this Agreement.

5.8.	No Waiver.

No failure or delay on the part of any Creditor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

5.9.	Notices.

All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service, with charges prepaid (provided that any Notice of Election to Share or Notice of Shared Payment or copy thereof to be sent by the Agent or a Creditor, as the case may be, shall be sent by nationwide overnight delivery service) and (i) if to any Creditor (other than a Lender), addressed to such Creditor at the address specified in Annex 1 hereto or in a Creditor Joinder Agreement, or at such other address as such Creditor shall have specified to the other Creditors and the Agent in writing, (ii) if to any Lender or the Agent, addressed to the Agent (and the Agent shall forward each such communication to each Lender) at the address specified in Annex 1 hereto, or at such other address as the Agent shall have specified to the Creditors (other than the Lenders) and (iii) if to the Distribution Agent, addressed to the Distribution Agent at such address as the Distribution Agent shall have specified to each Creditor and the Agent in writing.

5.10.	Notices of Events of Default.

Each Creditor agrees use its best efforts to promptly provide each other Creditor (other than the Lenders) and the Agent written notice of any Event of Default arising under such Creditor’s Loan Documents. The failure to provide such written notice shall not affect the rights of any Creditor hereunder.

5.11.	Agent.

Pursuant to Section 14.1(e) of the Credit Agreement, (a) the Lenders have authorized the Agent to enter into, and act with respect to, this Agreement on their behalf and (b) the Lenders agree to be bound by the terms hereof. Except as to any assignment pursuant to Section 15.1 of the Credit Agreement, the Agent agrees on its behalf and behalf of each Lender that no Lender shall be released from its obligations in respect of this Agreement or any Shared Payment without the prior written consent of the Requisite 1999 Noteholders, the Requisite 2000 Noteholders and the Requisite Parity Debtholders.

5.12.	Third Party Beneficiaries.

No Person, including, without limitation, the Obligors, other than the Creditors, the Agent, the Distribution Agent and their respective successors and assigns, shall have any rights under this Agreement.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, as Agent

By:	/s/ MATTHEW C. CORREIA
Name:	Matthew C. Correia
Title:	Assistant Vice President

1999 Noteholders:

ALLSTATE INSURANCE COMPANY

By:	/s/ ROBERT B. BODETT
Name:	Robert B. Bodett

By:	/s/ JERRY D. ZINKULA
Name:	Jerry D. Zinkula

Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ ROBERT B. BODETT
Name:	Robert B. Bodett

By:	/s/ JERRY D. ZINKULA
Name:	Jerry D. Zinkula

Authorized Signatories

[Signature Page to Sharing Agreement]

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ JEFF ATTWOOD
Name:	Jeff Attwood
Title:	Investment Officer

By:	/s/ LARRY ROTTUNDA
Name:	Larry Rottunda
Title:	Assistant Secretary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ MICHAEL HERMSEN
Name:	Michael Hermsen
Title:	Managing Director

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ PAUL MEIRING
Name:	Paul Meiring
Title:	Vice President

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ WAYNE T. FRISBEE
Name:	Wayne T. Frisbee
Title:	Vice President-Portfolio Management

[Signature Page to Sharing Agreement]

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ TAD ANDERSON
Name:	Tad Anderson
Title:	Assistant Vice President, Investments, U.S. Operations

By:	/s/ EVE HAMPTON
Name:	Eve Hampton
Title:	Vice President, Investments, U.S. Operations

PAN-AMERICAN LIFE INSURANCE COMPANY

By:	/s/ LISA BAUDOT
Name:	Lisa Baudot
Title:	Vice President, Securities

2000 Noteholders

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ PAUL MEIRING
Name:	Paul Meiring
Title:	Vice President

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ ROBERT B. BODETT
Name:	Robert B. Bodett

By:	/s/ JERRY D. ZINKULA
Name:	Jerry D. Zinkula

Authorized Signatories

[Signature Page to Sharing Agreement]

AMERICAN HERITAGE LIFE INSURANCE COMPANY

By:	/s/ ROBERT B. BODETT
Name:	Robert B. Bodett

By:	/s/ JERRY D. ZINKULA
Name:	Jerry D. Zinkula

Authorized Signatories

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ WAYNE T. FRISBEE
Name:	Wayne T. Frisbee
Title:	Vice President-Portfolio Management

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ WAYNE T. FRISBEE
Name:	Wayne T. Frisbee
Title:	Vice President-Portfolio Management

NATIONWIDE INDEMNITY COMPANY

By:	/s/ WAYNE T. FRISBEE
Name:	Wayne T. Frisbee
Title:	Vice President-Portfolio Management

[Signature Page to Sharing Agreement]

The Obligors agree to perform their obligations under Section 3.5, Section 3.6 and Section 4.7 and acknowledge that no consent or other action by them is necessary for any action to be taken under, or for any amendment of, this Sharing Agreement, including, without limitation, the appointment of the Distribution Agent or a successor distribution agent, except that their consent shall be necessary for any amendment to Section 3.5 or Section 4.7. The Obligors hereof hereby grant to the Agent a security interest in and lien upon the Reserve Account and all funds or other assets contained therein or credited thereto as security for (a) first, the Letter of Credit Obligations and (b) second, all other Obligations.

BARNES GROUP INC.

By:	/s/ LAWRENCE W. O’BRIEN
Name:	Lawrence W. O’Brien
Title:	Vice President and Treasurer

By:	/s/ WILLIAM C. DENNINGER
Name:	William C. Denninger
Title:	Senior Vice President, Finance and Chief Financial Officer

BARNES GROUP SWITZERLAND GmbH

By:	/s/ WILLIAM C. DENNINGER
Name:	William C. Denninger
Title:	Director

[Signature Page to Sharing Agreement]

Annex 1

Addresses of the Noteholders and the Agent

NOTEHOLDERS:

Annex 1-1

EXHIBIT A

Form of Notice of Election to Share

[DATE]

Re: Sharing Agreement/Notice of Election to Share

Dear Sir or Madam:

Reference is hereby made to the Sharing Agreement, dated as of January 11, 2006, among the holders of the Loan Obligations party thereto, the holders of Noteholder Obligations party thereto, the holders of Parity Debt Agreement Obligations, if any, party thereto, and Bank of America, N.A., as Agent (as heretofore amended, modified, supplemented or restated from time to time, the “Sharing Agreement”). Unless otherwise defined herein, terms defined in the Sharing Agreement are used herein as therein defined.

An Event of Default has occurred by reason of [explain cause of Event of Default and sections of the relevant agreement which have been violated]. In addition, other Events of Default may exist. In accordance with the Sharing Agreement, this Notice of Election to Share is hereby being sent to invoke the sharing provisions of the Sharing Agreement.

Very truly yours,

Exhibit A-1

Distribution List

[Insert Names and Addresses of those receiving a copy of the Notice of Election to Share]

Exhibit A-2

EXHIBIT B

[FORM OF ADDITIONAL OBLIGOR JOINDER AGREEMENT]

ADDITIONAL OBLIGOR JOINDER AGREEMENT

TO SHARING AGREEMENT

Reference is hereby made to the Sharing Agreement dated as of January 11, 2006 (as it may have been amended, modified or otherwise supplemented, the “Sharing Agreement”) among the Lenders, the 1999 Noteholders, the 2000 Noteholders, the Parity Debtholders, if any, and Bank of America, N.A., as agent for the Lenders under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Sharing Agreement.

WHEREAS, pursuant to Section 3.6 of the Sharing Agreement the undersigned has been designated on “Additional Obligor” and agreed to execute this Joinder Agreement with respect to its Parity Debt Agreement Obligations.

NOW THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:

Section 1. Agreement to be Bound. By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a party to and be bound by, and comply with, the provisions of the acknowledgement to the Sharing Agreement in the same manner as if the undersigned were an original Obligor. The undersigned agrees that it shall be an Additional Obligor, as such term is defined in the Sharing Agreement, and that the undersigned shall have all the obligations described therein. All references to the term “Additional Obligor” or “Obligor” in the Sharing Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the undersigned.

Section 2. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to any conflicts of law provisions thereof.

Exhibit B-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its duly authorized officer, all as of the date and year set forth below.

[__________________________________]
as Additional Obligor

By:
Name:
Title:

Date:	____________________________

Exhibit B-2

EXHIBIT C

[FORM OF LENDER JOINDER AGREEMENT]

LENDER JOINDER AGREEMENT TO SHARING AGREEMENT

Reference is hereby made to the Sharing Agreement dated as of January 11, 2006 (as it may have been amended, modified or otherwise supplemented, the “Sharing Agreement”) among the 1999 Noteholders, the 2000 Noteholders, the Parity Debtholders, if any, and Bank of America, N.A., as agent for the Lenders under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Sharing Agreement.

WHEREAS, the Sharing Agreement requires that any assignee of any Noteholder Obligations become a party to the Sharing Agreement contemporaneously with acquiring such Noteholder Obligations; and

WHEREAS, the Sharing Agreement also provides that, subject to the terms thereof, any Parity Debtholder may become a party to the Sharing Agreement by executing this Joinder Agreement; and

WHEREAS, the undersigned has agreed to execute this Joinder Agreement in consideration of, and as a condition to, [becoming a Noteholder/becoming a Parity Debtholder].

NOW THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:

Section 1. Agreement to be Bound. By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a Creditor under the Sharing Agreement and be bound by, and comply with, the provisions of the Sharing Agreement in the same manner as if the undersigned were an original signatory to the Sharing Agreement. The undersigned agrees that it shall be a Creditor and [Noteholder/Parity Debtholder] under the Sharing Agreement, and that the undersigned shall have all the obligations described therein with respect to the Obligations held by the undersigned. All references to the terms “Creditor” or “[Noteholder/Parity Debtholder]” in the Sharing Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the undersigned.

Section 2. Notices. Notices and other communications provided for under Sharing Agreement to be provided to the undersigned shall be sent to the addresses set forth on Schedule I attached hereto.

Section 3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to any conflicts of law provisions thereof.

Exhibit C-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its duly authorized officer, all as of the date and year set forth below.

[__________________________________]
as additional Creditor

By:
Name:
Title:

Date:

Exhibit C-2